
                                                                      ITEM 14(a)3 - EXHIBIT 11
                                                               Midlantic Corporation and Subsidiaries
                                                            Computation of Income (Loss) Per Common Share
                                                           (In thousands, except share and per share data)

                                                      1993           1992         1991          1990         1989
_________________________________________________________________________________________________________________
Earnings applicable to primary common shares
  Income (loss) before cumulative
   effect of the change in accounting
   for income taxes                               $131,396        $ 7,028    $(543,303)    $(195,005)    $206,261
  Preferred stock dividends                         (3,626)        (3,672)      (3,812)       (3,812)      (1,282)
                                                __________     __________   __________    __________   __________
  Income (loss) before cumulative
   effect of the change in accounting
   for income taxes applicable to
   primary common shares                           127,770          3,356     (547,115)     (198,817)     204,979
  Cumulative effect of the change
   in accounting for income taxes                   38,962             --           --            --           --
                                                __________     __________   __________    __________   __________
       Net income (loss) applicable
        to primary common shares                  $166,732        $ 3,356    $(547,115)    $(198,817)    $204,979
                                                ==========     ==========   ==========    ==========   ==========
Earnings applicable to fully
  diluted common shares
  Income (loss) before cumulative
   effect of the change in accounting
   for income taxes applicable to
   primary common shares                          $127,770        $ 3,356    $(547,115)    $(198,817)    $204,979
  Interest expense on convertible
   subordinated debentures, net of
   federal income taxes                              4,084            N/A          N/A           N/A        4,084
                                                __________     __________   __________    __________   __________
    Income (loss) before cumulative
     effect of the change in accounting
     for income taxes applicable to
     fully diluted common shares                   131,854          3,356     (547,115)     (198,817)     209,063
  Cumulative effect of the change in
    accounting for income taxes                     38,962             --           --            --           --
                                                __________     __________   __________    __________   __________
       Net income (loss) applicable to
        fully diluted common shares               $170,816        $ 3,356    $(547,115)    $(198,817)    $209,063
                                                ==========     ==========   ==========    ==========   ==========
Number of average shares
  Primary
    Average common shares outstanding           50,098,667     41,176,415   38,094,934    38,097,294   38,058,450
    Average common share equivalents               844,657        392,671          N/A           N/A       94,299
                                                __________     __________   __________    __________   __________
      Average primary common shares             50,943,324     41,569,086   38,094,934    38,097,294   38,152,749
                                                ==========     ==========   ==========    ==========   ==========
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
                                                                  ITEM 14(a)3 - EXHIBIT 11
                                                         Midlantic Corporation and Subsidiaries
                                                      Computation of Income (Loss) Per Common Share
                                                     (In thousands, except share and per share data)
                                                                       (continued)

                                                1993           1992         1991          1990          1989
____________________________________________________________________________________________________________
  Fully diluted
    Average common shares outstanding     50,098,667     41,176,415   38,094,934    38,097,294    38,058,450
    Average common share equivalents         907,372        777,390          N/A           N/A        84,457
    Average convertible subordinated
     debentures converted to common
     shares                                1,562,500            N/A          N/A           N/A     1,562,500
                                          __________     __________   __________    __________    __________
      Average fully diluted common
       shares                             52,568,539     41,953,805   38,094,934    38,097,294    39,705,407
                                          ==========     ==========   ==========    ==========    ==========
Income (loss) per common share
  Income (loss) before cumulative
   effect of the change in accounting
   for income taxes
    Primary                                    $2.51           $.08      $(14.36)       $(5.22)        $5.37
    Fully diluted                               2.51            .08       (14.36)        (5.22)         5.27
  Cumulative effect of the change for
   income taxes
    Primary                                       76             --           --            --            --
    Fully diluted                                .74             --           --            --            --
  Net income (loss)
    Primary                                     3.27            .08       (14.36)        (5.22)         5.37
    Fully diluted                               3.25            .08       (14.36)        (5.22)         5.27
                                          ==========     ==========   ==========    ==========    ==========

N/A - Not applicable

For 1991 and 1990, average common share equivalents were anti-dilutive and have been excluded from the per share computations.
Convertible subordinated debentures were anti-dilutive in 1992, 1991 and 1990 and have been excluded from the per share computations for those periods.
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